Issuer Free Writing Prospectus Dated October 27, 2020 Filed Pursuant to Rule 433 Registration Statement No. 333-236001 FIXED INCOME PRESENTATION bancofcal.com D October 2020 bancofcal.comIssuer Free Writing Prospectus Dated October 27, 2020 Filed Pursuant to Rule 433 Registration Statement No. 333-236001 FIXED INCOME PRESENTATION bancofcal.com D October 2020 bancofcal.com

FORWARD LOOKING STATEMENTS When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California Inc. and its affiliates (“BANC,” the “Company,” “we,” “us” or “our”), as well as the continuing effects of the COVID-19 pandemic on the Company’s business, operations, financial performance and prospects. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the costs and effects of litigation generally, including legal fees and other expenses, settlements and judgments; (ii) the effect of the novel coronavirus (COVID-19) pandemic and steps taken by governmental and other authorities to contain, mitigate and combat the pandemic on our business, operations, financial performance and prospects; (iii) the risk that the benefits we realize from exiting the third party mortgage origination and brokered single-family residential lending business will be less than anticipated and that the costs we incur from exiting that business will be greater than anticipated; (iv) the risk that we will not be successful in the implementation of our capital utilization strategy and our other strategies for transitioning to a traditional community bank; (v) risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all; (vi) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan and lease portfolio, and may result in our allowance for credit losses not being adequate and require us to materially increase our loan and lease loss reserves; (vii) the quality and composition of our securities portfolio; (viii) changes in general economic conditions, either nationally or in our market areas, or changes in financial markets; (ix) continuation of or changes in the short-term interest rate environment, changes in the levels of general interest rates, volatility in the interest rate environment, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (x) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (xi) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xii) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, restrict our ability to invest in certain assets, increase our allowance for credit losses, write-down asset values or increase our capital levels, affect our ability to borrow funds or maintain or increase deposits, or impose fines, penalties or sanctions, any of which could adversely affect our liquidity and earnings; (xiii) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (xiv) our ability to control operating costs and expenses; (xv) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xvi) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xvii) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xviii) failures or security breaches with respect to the network and computer systems on which we depend, including but not limited to, due to cybersecurity threats; (xix) our ability to attract and retain key members of our senior management team; (xx) increased competitive pressures among financial services companies; (xxi) changes in consumer spending, borrowing and saving habits; (xxii) the effects of severe weather, natural disasters, pandemics, acts of war or terrorism and other external events on our business; (xxiii) the ability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxv) continuing impact of the new accounting standard adopted by the Financial Accounting Standards Board, referred to as Current Expected Credit Loss, which requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses; (xxvi) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxvii) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or our bank subsidiary or repurchases of our common or preferred stock; and (xxviii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described from time to time in other documents that we file with or furnish to the SEC. The Company has filed a registration statement (File No. 333-236001)(including a base prospectus) and a preliminary prospectus supplement, dated October 27, 2020, with the SEC for the offering to which this presentation relates. Before you invest in any securities, you should read the base prospectus in that registration statement, the related preliminary prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you copies of the base prospectus and the related preliminary prospectus supplement if you request it by contacting Keefe, Bruyette & Woods, Inc., toll-free at (800) 966-1559 or by emailing USCapitalMarkets@kbw.com. Third Quarter 2020 | 2FORWARD LOOKING STATEMENTS When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California Inc. and its affiliates (“BANC,” the “Company,” “we,” “us” or “our”), as well as the continuing effects of the COVID-19 pandemic on the Company’s business, operations, financial performance and prospects. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the costs and effects of litigation generally, including legal fees and other expenses, settlements and judgments; (ii) the effect of the novel coronavirus (COVID-19) pandemic and steps taken by governmental and other authorities to contain, mitigate and combat the pandemic on our business, operations, financial performance and prospects; (iii) the risk that the benefits we realize from exiting the third party mortgage origination and brokered single-family residential lending business will be less than anticipated and that the costs we incur from exiting that business will be greater than anticipated; (iv) the risk that we will not be successful in the implementation of our capital utilization strategy and our other strategies for transitioning to a traditional community bank; (v) risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all; (vi) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan and lease portfolio, and may result in our allowance for credit losses not being adequate and require us to materially increase our loan and lease loss reserves; (vii) the quality and composition of our securities portfolio; (viii) changes in general economic conditions, either nationally or in our market areas, or changes in financial markets; (ix) continuation of or changes in the short-term interest rate environment, changes in the levels of general interest rates, volatility in the interest rate environment, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (x) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (xi) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xii) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, restrict our ability to invest in certain assets, increase our allowance for credit losses, write-down asset values or increase our capital levels, affect our ability to borrow funds or maintain or increase deposits, or impose fines, penalties or sanctions, any of which could adversely affect our liquidity and earnings; (xiii) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (xiv) our ability to control operating costs and expenses; (xv) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xvi) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xvii) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xviii) failures or security breaches with respect to the network and computer systems on which we depend, including but not limited to, due to cybersecurity threats; (xix) our ability to attract and retain key members of our senior management team; (xx) increased competitive pressures among financial services companies; (xxi) changes in consumer spending, borrowing and saving habits; (xxii) the effects of severe weather, natural disasters, pandemics, acts of war or terrorism and other external events on our business; (xxiii) the ability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxv) continuing impact of the new accounting standard adopted by the Financial Accounting Standards Board, referred to as Current Expected Credit Loss, which requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses; (xxvi) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxvii) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or our bank subsidiary or repurchases of our common or preferred stock; and (xxviii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described from time to time in other documents that we file with or furnish to the SEC. The Company has filed a registration statement (File No. 333-236001)(including a base prospectus) and a preliminary prospectus supplement, dated October 27, 2020, with the SEC for the offering to which this presentation relates. Before you invest in any securities, you should read the base prospectus in that registration statement, the related preliminary prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you copies of the base prospectus and the related preliminary prospectus supplement if you request it by contacting Keefe, Bruyette & Woods, Inc., toll-free at (800) 966-1559 or by emailing USCapitalMarkets@kbw.com. Third Quarter 2020 | 2

PRELIMINARY TERM SHEET

Issuer (Exchange: Ticker)	Banc of California, Inc. (NYSE: BANC)
Security Offered	Holding company fixed-to-floating subordinated notes due 2030
Current Security Rating[1]	BBB- by Kroll Bond Rating Agency
Offering Type	SEC Registered
Term	10-year
Optional Redemption	Non-call for 5 years; callable on any interest payment date at par thereafter
Special Redemption	Upon the occurrence of certain special events
Coupon Frequency	Fixed rate for 5 years paid semi-annually; floating rate paid quarterly thereafter
Covenants	Consistent with regulatory requirements for Tier 2 capital
Use of Proceeds	General corporate purposes[2]
Book-Running Manager	Keefe, Bruyette & Woods, *A Stifel Company*
Co-Managers	D.A. Davidson & Co. | Piper Sandler & Co.

BANC OF CALIFORNIA

(1) A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

(2) Use of proceeds may include the possible redemption of Series D Depositary Shares and/or Series E Depositary Shares, the possible repurchase of shares of our common stock, and the maintenance of required regulatory capital and to support our future growth.

Third Quarter 2020 | 3

bancofcal.com FRANCHISE OVERVIEWbancofcal.com FRANCHISE OVERVIEW

OVERVIEW OF BANC OF CALIFORNIA

Relationship-Focused Business Banking

Our Franchise



31 Branches

18 Los Angeles County

8 Orange County

4 San Diego County

1 Santa Barbara County

Select Financial Highlights as of 9/30/2020

Balance Sheet ($ in Millions)		
Total Assets	$7,738	
Total Loans HFI[1]	5,678	
Allowance for Loan Losses	91	
Total Deposits	6,032	
Total Common Equity	689	
Performance Ratios (%)		**YoY Δ (bps)**
Adjusted PTPP ROAA[2]	0.98	1
ROAA	0.82	146
ROATCE[2]	7.92	2,041
Net Interest Margin	3.09	23
Efficiency Ratio	67.54	(209)
Cost of Total Deposits (Spot Rate at 9/30/20)	0.39	(96)
Asset Quality (%)		
NCOs / Average Loans HFI	0.12	
NPLs / Loans HFI	1.18	
NPAs / Assets	0.86	
Texas Ratio	9.04	
ALLL / Loans HFI	1.60	
ALLL / NPLs	136	
Capital Ratios (%)		**Peer Median[3]**
TCE / TA[2]	8.43	8.78
CET1 Ratio	11.64	11.70
Tier 1 Leverage Ratio	10.83	9.56
Tier 1 Capital Ratio	14.98	12.48
Total Risk-based Capital Ratio	16.24	14.65
Market Data as of 10/22/2020		
Market Capitalization ($mm)	$590	
Price / Tangible Book Value[2] (x)	0.91	
Price / 2021 Estimated Earnings[4] (x)	22.2	

(1) Includes $256 million in PPP loans.
(2) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.
(3) Source: S&P Global. Data for the most recent quarter available. References to peers in this presentation include major exchanged-traded banks headquartered in the Western region with assets between $5 – 15 billion (excludes ethnic banks). The Western region includes AK, AZ, CA, CO, HI, ID, MT, NM, NV, OR, UT, WA, and WY.
(4) Consensus estimates per FactSet.

BANC OF CALIFORNIA

Third Quarter 2020 | 5

BANKING SOLUTIONS DESIGNED FOR BUSINESSES AND ENTREPRENEURS

COMMERCIAL & REAL ESTATE BANKING

- Commercial Banking Solutions
- Bridge, CRE & Multifamily Lending
- Construction Lending
- Warehouse Lending
- Treasury Management



COMMERCIAL & REAL ESTATE BANKING
PRIVATE & SPECIALTY BANKING
COMMUNITY & BUSINESS BANKING

PRIVATE & SPECIALTY BANKING

- Healthcare, Education, Legal and Professional Services Banking
- Nonprofit Banking
- Entertainment, Sports, Real Estate Private Banking
- Bankruptcy, Professional Fiduciaries, 1031 Accommodators / Business Escrow Providers, Class Action Settlement Banking
- Institutional & Government Banking
- Treasury Management

COMMUNITY & BUSINESS BANKING

- Business Banking
- Personal Banking
- Lines of Credit
- Equipment Financing
- Term Loans
- SBA Preferred Lender
- Treasury Management
- Online & Mobile Banking

BANC OF CALIFORNIA

Third Quarter 2020 | 6

BANC OF CALIFORNIA IS POSITIONED FOR THE FUTURE

- **Experienced new management team has successfully transformed the franchise**
  - Over the last 18 months, effective transition to relationship focused-business bank with strong fundamentals
  - Implementation of high touch service-oriented model with full banking relationships
  - Successful recruitment of experienced commercial relationship bankers
  - Investments in personnel and technology to build superlative deposit franchise
- **Conservative balance sheet well-positioned to manage through COVID-19 crisis**
  - Loan portfolio largely weighted towards real estate loans supported by high quality collateral (predominantly Southern California residential real estate) and underwritten with strong debt service coverage and low LTVs
  - Limited exposure to stressed industries
  - Excess capital built through strategic reduction in balance sheet in 2019
  - Strong liquidity position with reduced reliance on wholesale funding
- **Improvement in deposit base creating franchise value**
  - Multiple channels developed to gather low-cost deposits with expertise in deposit-rich verticals (HOA, bankruptcy trustee, fiduciary, escrow/title, litigation escrow, municipality)
  - Noninterest-bearing deposits increased to 24% from 15% of total deposits over the past 18 months
  - Substantial reduction in cost of deposits with active management in lower rate environment and strategic focus on mix
- **Franchise transformation at inflection point resulting in higher earnings power and improved returns**
  - Adjusted PTPP Income[(1)] increased 17.7% in 3Q20 from prior quarter
  - Positive trends in net interest margin ("NIM") and operating leverage expected to continue driving sustainable earnings power as balance sheet growth increases

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.

BANC OF CALIFORNIA

Third Quarter 2020 | 7

EXPERIENCED MANAGEMENT TEAM



Jared Wolff
CEO & President
- Joined in **March 2019** from City National Bank
- Spent 12 years at PacWest Bancorp as President, General Counsel, and a member of the Board of its subsidiary Pacific Western Bank



Lynn Hopkins
EVP & Chief Financial Officer
- Joined the Company in **December 2019,** with over **30 years** of experience in banking
- Previously served as EVP & Chief Accounting Officer at PacWest Bancorp



Robert Dyck
EVP & Chief Credit Officer
- Joined the Company in **September 2019**, with **35 years** of banking experience in CA
- Previously served as the EVP & CCO for Community Banking at PacWest Bancorp



Debbie Dahl-Amundson
EVP & Chief Internal Audit Officer
- Joined the Company in **March 2019**, with over **35 years** of banking experience
- Previously served as the SVP & Assistant General Auditor for PNC Financial Services



Ido Dotan
EVP & General Counsel
- Joined the Company in **May 2019**
- Previously served as EVP & Assistant General Counsel at Carrington Mortgage Holdings and Chief Legal Officer at Arch Bay Capital, LLC



Hamid Hussain
President, Commercial & Real Estate Banking
- Joined the Company in **September 2019,** with over **25 years** of experience in finance
- Previously served as EVP & Market Executive for Wells Fargo, Commercial Banking Group



Christine Martin
EVP, Treasury Mgmt, Operations & Systems
- Joined the Company in **July 2018**, with over **30 years** of experience in banking
- Previously held several executive positions at MUFG Union Bank



Jay Sanders
President, Private & Specialty Banking
- Joined the Company in **October 2016** with over **25 years** of experience in finance
- Previously served as EVP & Head of Private Banking/Trust/Fiduciary Services at CIT Bank



John Sotoodeh
President, Community & Business Banking
- Joined the Company in **August 2019**
- Previously held several executive positions at Wells Fargo, most recently as EVP & Regional Banking Executive for the Southwest Region



Lynn Sullivan
EVP & Chief Risk Officer
- Joined the Company in **May 2019**
- Previously served as the Global Head of Anti-Money Laundering Policies, Control & Governance/Administration at Citigroup Inc.

BANC OF CALIFORNIA
Third Quarter 2020 | 8

TRANSFORMING BANC OF CALIFORNIA

Phase One (completed) Building the Foundation	Phase Two Generating Profitable Growth	Phase Three High Performing Institution
• **Improved deposit mix** ✓ Noninterest-bearing deposits increased to 24% of total deposits from 15% at 3/31/19 • **Reduced cost of funds** ✓ Cost of deposits spot rate declined to 39 bps from 163 bps at 3/31/19 ✓ Refinanced $111 million term debt in 2Q20 resulting in savings of 88 bps per year starting in 3Q20 • **Rightsized balance sheet** ✓ Total assets decreased 22% since 3/31/19; resulted in increased capital ratios • **Reduced expenses** ✓ Adjusted non-interest expense reduced 25% from 1Q19	• **Continue to optimize deposit mix and grow DDA balances** • **Grow total loan balances** • **Realize operating leverage** • **Expand net interest margin** • **Expand customer base**	• **Consistently generate performance that favorably compares to peer group:** • **ROAA** • **ROTCE** • **Efficiency Ratio** • **Cost / Mix of Deposits** • **Net Charge-offs ("NCOs") / Avg. Loans**

Opportunities to Accelerate Improvement in Financial Performance

- Terminated LAFC Agreement (Complete)
- Refinanced FHLB Advances (Complete)
- Redeem Preferred Stock (Not Started)
- Diversify Out of CLO Portfolio (Not Started)

Legend: ● Complete ● Started ● Not Started

BANC OF CALIFORNIA

Third Quarter 2020 | 9

DELIVERING ANTICIPATED EARNINGS IMPROVEMENT

3rd Quarter 2020 Summary	
Significant Increase in Profitability	• Net income of $15.9 million compared to $18.5 million net loss in 2Q20 • Adjusted pre-tax pre-provision income ("PTPP")(1) of $18.9 million, an increase of 17.7% from 2Q20 and larger than the peer median increase of 5.0%
Continued Improvement in Deposit Mix Resulting in Stable Net Interest Margin	• Fifth consecutive quarter of DDA growth; noninterest-bearing deposits increased $59.2 million to represent 24% of total deposits, up from 19% in 3Q19 • Cost of deposits spot rate at September 30, 2020 was 39 bps, the average cost of deposits declined to 51 bps in 3Q20 from 71 bps in 2Q20 • Net interest margin remained stable at 3.09% expanding 23 bps from 2.86% in 3Q19 compared to the peer median declining 18 bps
Increasing Commercial Loan Growth	• Commercial loans increased $191 million or 4.5% from end of prior quarter
Reduced Expense Levels	• Operating costs(1) declined $2.1 million from 2Q20 • Adjusted efficiency ratio(1) decreased to 68.3% from 70.0% in 3Q19
Strong Asset Quality	• Positive trends in asset quality and proactive reserve building in 1H20 resulted in lower 3Q20 provision expense
Loan Deferrals	• $283 million (5% of total loans), down from $604 million (11% of total loans) in 2Q20
PPP Loans	• Funded 1,128 PPP loans amounting to $256 million, net of fees as of 3Q20 • As of October 16, 2020, 313 PPP loans, or 27% of the loan count, representing $86 million, or 33% of the funded PPP loans, are actively in the forgiveness process

BANC OF CALIFORNIA

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation. For operating costs refer to Adjusted Noninterest Expense Non-GAAP Reconciliation.

Third Quarter 2020 | 10

KEY CREDIT INVESTOR HIGHLIGHTS

Experienced Management Team	• Leadership transition at BANC started in March 2019 with Jared Wolff joining the bank as CEO • Effectively transformed the business in terms of strategic focus, balance sheet composition and capital levels • Increased earnings visibility and stability going forward
Multiple Levers to Continue Earnings Growth	• Adjusted PTPP Income[(1)] increased 18% in 3Q20 from 2Q20 • Positive trends in NIM and operating leverage expected to continue driving earnings • Opportunities include repricing of high cost CDs and redemption of preferred stock (paid $15.6 million in preferred dividend across both Series D and Series E in 2019)
Strong Deposit Engine Rapidly Improving Mix of Deposits	• Noninterest-bearing deposits represent 24% of total deposits as of 3Q20 up from 19% as of 3Q19 • Successfully managing cost of deposits down with spot rate of 39 bps at the end of 3Q20 • Improved liquidity profile with lower loan-to-deposit ratio and less reliance on wholesale funding
Significant Excess Capital	• High capital levels plus credit reserves provides strong buffer in an uncertain environment • Opportunity to optimize the capital structure • CET1 ratio of 11.64% compared to peer median of 11.70% and TRBC ratio of 16.24% compared to peer median of 14.65% as of 3Q20
Diversified Balance Sheet	• Increasing loan demand with stronger borrowers capitalizing on investment opportunities • Commercial business loan growth expected to more than offset legacy SFR and Multifamily payoffs in 2H20
Conservative Credit Mix and Culture	• High quality relationships, low LTVs, strong debt service coverage, and real estate secured lending (67% of loans collateralized by residential real estate) • Heightened monitoring for signs of stress in well-underwritten loan portfolio • Maintain a high level of reserves given CECL modeling in an uncertain environment • Loan deferrals of $283 million (5% of loans) as of 3Q20 down from $604 million (11% of loans) as of 2Q20
Desirable Markets & Ratings Profile	• Strong presence in attractive Southern California markets • 5th largest publicly traded bank headquartered in Southern California • Kroll Rating of BBB Senior Debt and BBB- Subordinated Debt with stable outlook (affirmed on 10/21/2020)

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.

BANC OF CALIFORNIA

Third Quarter 2020 | 11

bancofcal.com FINANCIAL HIGHLIGHTSbancofcal.com FINANCIAL HIGHLIGHTS

THIRD QUARTER 2020 RESULTS

($ in Thousands Except EPS)	3Q20	2Q20	3Q19
Net interest income	$ 55,855	$ 55,315	$ 58,915
Provision for credit losses	$ 1,141	$ 11,826	$ 38,607
Net income (loss)	$ 15,913	$ (18,449)	$ (14,132)
Net income (loss) available to common stockholders	$ 12,084	$ (21,936)	$ (22,722)
Pre-tax pre-provision (loss) income[(1)]	$ 19,415	$ (11,927)	$ 18,856
Adjusted pre-tax pre-provision income[(1)]	$ 18,861	$ 16,029	$ 21,210
Earnings / (Loss) Per Diluted Share	$ 0.24	$ (0.44)	$ (0.45)
Average assets	$ 7,687,105	$ 7,740,206	$ 8,695,638
Net interest margin	3.09%	3.09%	2.86%
Allowance for credit losses coverage ratio	1.66%	1.68%	1.05%
Common equity tier 1	11.64%	11.68%	10.34%
Tangible common equity per common share	$ 12.92	$ 12.37	$ 13.16
Noninterest-bearing deposits as % of total deposits	24.1%	23.0%	19.2%
Core deposits as % of total deposits	98.5%	97.0%	98.4%

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.

BANC OF CALIFORNIA

Third Quarter 2020 | 13

TRANSFORMATION OF BALANCE SHEET RESULTED IN STRONG FUNDAMENTALS AND SIGNIFICANT EXCESS CAPITAL

Total Assets ($ in millions)

Total Loans HFI ($ in millions)

Excess capital built through strategic reduction in balance sheet



$8,625
Total Risk-based Capital Ratio
14.37%
15.90%
16.16%
16.35%
16.24%
$7,828
$7,663
$7,770
$7,738
3Q19
4Q19
1Q20
2Q20
3Q20



$6,383
$5,952
$5,667
$5,628
$5,678
3Q19
4Q19
1Q20
2Q20
3Q20

Total Deposits ($ in millions)

Reduce reliance on wholesale brokered deposits



NIB Deposits / Total Deposits
19%
20%
23%
23%
24%
$5,770
$5,427
$5,563
$6,037
$6,032
3Q19
4Q19
1Q20
2Q20
3Q20

Loans / Deposits (%)

Improved liquidity by reducing L / D ratio



111%
110%
102%
93%
94%
3Q19
4Q19
1Q20
2Q20
3Q20

BANC OF CALIFORNIA

Third Quarter 2020 | 14

POSITIVE PROFITABILITY METRICS AND TRENDS

Successful transformation of the business has reduced non-core assets and lowered reliance on wholesale funding, while building a relationship-banking business model funded by a valuable core deposit franchise, has positioned the company for solid performance in 2021 and beyond

Return on Average Assets


(0.64%)
0.71%
(0.35%)
(0.96%)
0.82%
3Q19
4Q19
1Q20
2Q20
3Q20

Adjusted Pre-Tax Pre-Provision Income / Avg. Assets[1]


0.97%
0.66%
0.65%
0.83%
0.98%
3Q19
4Q19
1Q20
2Q20
3Q20

Return on Average Tangible Common Equity[1]


(12.49%)
6.46%
(5.44%)
(13.77%)
7.92%
3Q19
4Q19
1Q20
2Q20
3Q20

Adjusted Efficiency Ratio[1]


70.00%
74.51%
86.54%
119.55%[2]
68.30%
3Q19
4Q19
1Q20
2Q20
3Q20

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.
(2) Includes naming rights termination expense ($26.8 million) and debt retirement expense ($2.5 million) in 2Q20.

BANC OF CALIFORNIA
Third Quarter 2020 | 15

STABILIZED AND GROWING CORE EARNINGS

+17.7% increase to 0.98%

adjusted pre-tax pre-provision (PTPP) income due to higher core earnings

- Higher adjusted PTPP driven by stable net interest margin due to improved earning asset mix and lower funding costs, and ongoing operating efficiencies
- Non-core expense relates to indemnified legal expenses net of recoveries



3Q20 Adjusted PTPP ROAA: 0.98%
($ in millions)
$19.4
$0.0
$0.0
$1.2
$(1.4)
$(0.3)
$0.0
$18.9
3Q20 PTPP Income
LAFC Restructure
Debt retirement expense
Non-Core Expense
Gain on alternative energy partnerships
Gain on sale of loans
Gain on sale of securities
3Q20 Adjusted PTPP Income(1)
2Q20 Adjusted PTPP ROAA: 0.83%
$2.5
$0.9
$(0.2)
$(0.0)
$(2.0)
$16.0
$26.8
$(11.9)
2Q20 PTPP Loss
LAFC Restructure
Debt retirement expense
Non-Core Expense
Gain on alt. energy partnerships
Gain on sale of loans
Gain on sale of securities
2Q20 Adjusted PTPP Income(1)

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.

BANC OF CALIFORNIA

Third Quarter 2020 | 16

ACTIVE MANAGEMENT OF DEPOSIT MIX AND COST IS DRIVING DOWN THE COST OF FUNDS

Decreasing Cost of Funds[1]



93 bps
1.75%
1.55%
1.41%
1.03%
0.82%
3Q19
4Q19
1Q20
2Q20
3Q20

- Improved funding mix and lower rates drive cost of funds lower by 93 bps from a year ago while the peer median decreased 8 bps

Driven By…

Decreasing Cost of Total Deposits



1.48%
1.27%
1.11%
0.71%
0.51%
3Q19
4Q19
1Q20
2Q20
3Q20

Decreasing Cost of Short-term FHLB Borrowings



2.34%
2.10%
1.65%
1.61%
1.32%
3Q19
4Q19
1Q20
2Q20
3Q20

Cost and Mix of Long-term FHLB Borrowings



2.74%
2.75%
2.85%
2.86%
3.10%
3Q19
4Q19
1Q20
2Q20
3Q20

(1) Cost of funds includes senior debt with a fixed rate of 5.45%.

BANC OF CALIFORNIA

Third Quarter 2020 | 17

…WHICH DRIVES EXPANSION OF NET INTEREST MARGIN (1) Expanding NIM Driven By… Meaningful Decrease In Interest-bearing Liabilities 3.09% 3.09% 3.04% 2.03% 1.85% 1.71% 1.29% 2.97% 1.02% 3Q19 4Q19 1Q20 2Q20 3Q20 2.86% And Measured Earning Asset Yield Decline 4.50% 4.50% 4.27% 3Q19 4Q19 1Q20 2Q20 3Q20 4.06% 3.86% • Net interest margin expanded 23 bps from a year ago while the peer median declined 18 bps 3Q19 4Q19 1Q20 2Q20 3Q20 (1) PPP loans improved NIM by 10 bps in 2Q20 and 11 bps in 3Q20. Third Quarter 2020 | 18…WHICH DRIVES EXPANSION OF NET INTEREST MARGIN (1) Expanding NIM Driven By… Meaningful Decrease In Interest-bearing Liabilities 3.09% 3.09% 3.04% 2.03% 1.85% 1.71% 1.29% 2.97% 1.02% 3Q19 4Q19 1Q20 2Q20 3Q20 2.86% And Measured Earning Asset Yield Decline 4.50% 4.50% 4.27% 3Q19 4Q19 1Q20 2Q20 3Q20 4.06% 3.86% • Net interest margin expanded 23 bps from a year ago while the peer median declined 18 bps 3Q19 4Q19 1Q20 2Q20 3Q20 (1) PPP loans improved NIM by 10 bps in 2Q20 and 11 bps in 3Q20. Third Quarter 2020 | 18

CONTINUED FOCUS ON EXPENSE MANAGEMENT

- Adjusted noninterest expense[1] decreased $2 million from prior quarter with a 1% decrease in average assets
- Non-core expense/benefits relates to: 1) timing of indemnified legal costs/recoveries, 2) the impact of the LAFC agreement termination, 3) debt restructure expense, and 4) loss/gain on investments in alternative energy partnerships[2]
- Adjusted noninterest expense decreased 13% versus 3Q19

Noninterest Expense to Average Assets
($ millions)



1.97%
2.37%
2.50%
3.78%
2.09%
$43
$47
$47
$73
$40
$47
$48
$43
$43
$41
-$3
-$1
$4
$30
-$0.3
3Q19
4Q19
1Q20
2Q20
3Q20
Total Non-Core expense
Adjusted Noninterest Expense
Noninterest Expense / Average Assets

Adjusted Noninterest Expense to Average Assets
($ millions)



2.13%
2.41%
2.30%
2.22%
2.10%
$47
$48
$43
$43
$41
-13%
3Q19
4Q19
1Q20
2Q20
3Q20
Adjusted Noninterest Expense
Adjusted Noninterest Expense / Average Assets

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.
(2) Loss on investments in alternative energy partnerships create tax credits to offset expense incurred.

BANC OF CALIFORNIA
Third Quarter 2020 | 19

bancofcal.com LOAN PORTFOLIO AND ASSET QUALITYbancofcal.com LOAN PORTFOLIO AND ASSET QUALITY

WELL–DIVERSIFIED, BALANCED LOAN PORTFOLIO MITIGATES RISK

Loan Portfolio by Segment



$ in millions
SBA(1) $321 6%
Single Family Res. $1,234 22%
Consumer $35 1%
Construction $198 3%
CRE $827 14%
C&I $1,587 28%
Multifamily $1,477 26%
93% in California

Loan Portfolio by Geography



$ in millions
Northeast $151 3%
Midwest $120 2%
South $414 7%
Northern California $382 7%
Central California $172 3%
Other West $307 5%
Southern California $4,133 73%
83% in California

Loan Segment	Avg. Yield
C&I	4.43%
Multifamily	4.72%
CRE	4.69%
Construction	5.00%
SBA	4.35%
Single Family Res.	4.00%
Consumer	5.04%
Total Loans HFI	4.46%

- 67% of loan portfolio is secured by residential real estate (primary residences)
- Weighted average LTV of 57%
- ~90% of all real estate secured loans have loan-to-values (LTVs) of less than 70%
- ~86% of the SFR portfolio have LTVs of less than 70%

Note: Loan balances as of 9/30/2020, unless stated otherwise.
(1) Includes $256 million of PPP loans.

BANC OF CALIFORNIA
Third Quarter 2020 | 21

DIVERSIFIED AND LOW AVERAGE BALANCE C&I PORTFOLIO



Professional Services 1%
Transportation 0.3%
Accomodations 0.1%
Food Services 2%
Television / Motion Pictures 2%
Other Retail Trade 2%
Whole Sale Trade 3%
Manufacturing 3%
Healthcare 4%
Gas Stations 5%
All Other C&I 6%
Finance and Insurance 59%
Real Estate & Rental Leasing 13%

NAICS Industry	Count		Balance		Avg. Loan Size
$ in thousands					
Finance and Insurance(1)	170	$	932,887	$	5,488
Real Estate & Rental Leasing	148		204,182		1,380
Gas Stations	53		70,630		1,333
Healthcare	44		67,789		1,541
Manufacturing	58		50,747		875
Wholesale trade	36		40,232		1,118
Other Retail Trade	39		37,157		953
Television / Motion Pictures	25		31,310		1,252
Food Services	20		29,835		1,492
Professional Services	48		13,878		289
Transportation	12		5,480		457
Accommodations	5		1,473		295
All Other C&I	121		101,222		837
Total C&I	**779**	**$**	**1,586,824**	**$**	**2,037**

- ~72% C&I Concentration toward Businesses focused on Finance and Insurance, and Real Estate and Rental Leasing
- Limited Exposure to High Stressed Business Industries
  - 2% Television / Motion Pictures
  - 2% Food Services
  - <1% Transportation
  - <1% in Accommodations
- All Other C&I includes a diverse mix of industry sectors
  - 2% Administrative and Support
  - 1% Management of Companies
  - 1% Education Services
  - <1% Arts / Recreation
  - <1% Construction / Contracting

Note I: Loan balances as of 9/30/2020, unless stated otherwise.
Note II: Amounts do not add up to 100% due to rounding.
(1) Includes Warehouse lending.

BANC OF CALIFORNIA
Third Quarter 2020 | 22

CALIFORNIA–CENTRIC CRE AND MULTIFAMILY PORTFOLIOS HAVE LOW WEIGHTED-AVERAGE LTV

CRE & Multifamily by Collateral Type



$ in millions
Owner Occupied 11%
Non Owner Occupied 89%
Multi Tenant 47%
Other 3%
Strip Center 8%
Single Tenant 17%
Neighborhood Shopping Center 25%
Industrial $91 4%
Hospitality $7 0.3%
Other $202 9%
Office $220 10%
Retail $307 13%
Multifamily $1,477 64%
Mixed Use 2.4%
Other 0.2%
Residential 97.4%

Collateral Type	Count		Balance		Avg. Loan Size	W.A. LTV	W.A. DSCR
$ in thousands							
MultiFamily	647	$	1,476,803	$	2,283	59.9%	1.3x
Retail	87		306,568		3,524	53.4%	1.7x
Office	53		220,392		4,158	54.8%	1.8x
Industrial	41		91,206		2,225	54.2%	1.7x
Hospitality	6		6,931		1,155	46.1%	1.6x
Other	64		201,586		3,150	60.9%	2.3x
Total CRE & MF	**898**	**$**	**2,303,486**	**$**	**2,565**	**58.4%**	**1.5x**

- Solid CRE and Multifamily portfolios with strong DSC ratios across all collateral types

Note I: Loan balances as of 9/30/2020, unless stated otherwise.
Note II: Amounts do not add up to 100% due to rounding.

BANC OF CALIFORNIA

Third Quarter 2020 | 23

REAL ESTATE LOAN PORTFOLIO HAS LOW LTVS

Real Estate Loan Balances[1]



$ in millions
$4,459
$4,135
$3,971
$3,841
$3,736
70%
69%
70%
68%
66%
3Q19
4Q19
1Q20
2Q20
3Q20
RE Loans / Loans-HFI
RE Loans

Real Estate[1] LTVs		Balance	%	Count
$ in Millions				
<50%	$	1,004	27%	884
50% to 60%		988	26%	537
60% to 70%		1,379	37%	621
70% to 80%		258	7%	154
>80%		106	3%	79
Total	**$**	**3,736**	**100%**	**2,275**

- ~90% of all real estate secured loans have loan-to-values (LTVs) of less than 70%
- Weighted average LTV is 57%

SFR Portfolio by LTV



>80%
70% to 80%
<50%
60% to 70%
50% to 60%

SFR LTVs		Balance	%	Count
$ in Millions				
<50%	$	372	30%	490
50% to 60%		337	27%	325
60% to 70%		355	29%	340
70% to 80%		135	11%	124
>80%		36	3%	46
Total	**$**	**1,235**	**100%**	**1,325**

- ~86% of all existing SFR have loan-to-values (LTVs) of less than 70%
- Weighted average LTV is 56%

Note: Loan balances as of 9/30/2020, unless stated otherwise.
(1) Excludes credit facilities.

BANC OF CALIFORNIA

Third Quarter 2020 | 24

CONSTRUCTION PORTFOLIO Construction Portfolio Use Construction Portfolio Income $ in millions Land $ in millions $12 6% C&I Buildings $4 4% Health Facility SFR $3 $77 Income Multi-Family 3% 39% $108 $100 55% 93% • As of 3Q20, Construction Portfolio was $198 million and represented 3% of total HFI loans • Weighted average LTV is 53% Note: Loan balances as of 9/30/2020, unless stated otherwise. Third Quarter 2020 | 25CONSTRUCTION PORTFOLIO Construction Portfolio Use Construction Portfolio Income $ in millions Land $ in millions $12 6% C&I Buildings $4 4% Health Facility SFR $3 $77 Income Multi-Family 3% 39% $108 $100 55% 93% • As of 3Q20, Construction Portfolio was $198 million and represented 3% of total HFI loans • Weighted average LTV is 53% Note: Loan balances as of 9/30/2020, unless stated otherwise. Third Quarter 2020 | 25

FORBEARANCE AND DEFERMENTS DECLINE

Total approved loan deferrals and forbearances declined $321 million from 2Q20
- $138 million, or 49% of total 3Q20 deferrals, relate to legacy 1-4 Family Residential loans
- $107 million, or 38% of total 3Q20 deferrals, are secured by CRE Retail, Office, and Multifamily properties with low LTVs
- 16 initial deferment / forbearance requests received in 3Q20

Loan Deferrals as of 6/30/2020(2)(3)

11% of total loans

Loan Deferrals as of 9/30/2020(1)(2)(3)

5% of total loans



1-4 Family Residential 27%
Multifamily 19%
CRE 36%
Construction & Dev. 5%
Commercial & Industrial 9%
Other Consumer 0.2%
SBA 4%
↓53%
CRE 32%
Multifamily 6%
1-4 Family Residential 49%
Commercial & Industrial 6.7%
Other Consumer 0.4%
SBA 6%

Loan Type	Balance	# of Loans	% of Portfolio Deferred
$ in Millions			
1-4 Family Residential	$164	142	12%
Multifamily	114	30	8%
CRE	219	53	27%
Construction & Dev.	32	8	15%
Commercial & Industrial	53	55	4%
Other Consumer	1	4	3%
SBA	22	6	7%
Total	**$604**	**298**	**11%**

Loan Type	Balance	# of Loans	% of Portfolio Deferred	% Decline
$ in Millions				
1-4 Family Residential	$138	123	11%	(16%)
Multifamily	18	2	1%	(84%)
CRE	89	15	11%	(59%)
Construction & Dev.	-	-	-	(100%)
Commercial & Industrial	19	12	1%	(64%)
Other Consumer	1	3	2%	0%
SBA	18	3	6%	(18%)
Total	**$283**	**158**	**5%**	**(53%)**

BANC OF CALIFORNIA

Note: Amounts do not add up to 100% due to rounding.
(1) Includes $45 million of loans that are under review for extension.
(2) Excludes loans in forbearance that are current and loans delinquent prior to COVID-19.
(3) Deferments for SFR portfolio are forbearances.

Third Quarter 2020 | 26

WELL–MANAGED CREDIT PORTFOLIO

DECLINING LEVELS OF NON-PERFORMING LOANS, DELINQUENCIES, AND CLASSIFIED LOANS

Delinquencies ($ in millions)


SFR Delinquencies
Delinquencies (ex-SFR)
Delinquencies /Total Loans
0.88%
0.97%
1.50%
1.69%
1.46%
$56.3
$57.6
$85.0
$95.2
$83.0
$45.4
$43.4
$71.4
$70.3
$71.1
$10.9
$14.2
$13.6
$24.9
$12.0
3Q19
4Q19
1Q20
2Q20
3Q20

Classified and Criticized Loans


Criticized Loans
Classified Loans
-8.52%
$195
$170
$167
$186
$170
$87
$102
$112
$129
$111
3Q19
4Q19
1Q20
2Q20
3Q20

Non-performing Loans (NPLs) ($ in millions)


SFR NPLs
NPLs (ex-SFR)
NPLs/Total Loans-HFI
0.71%
0.73%
1.00%
1.29%
1.18%
$45.2
$43.4
$56.5
$72.7
$66.9
$15.6
$18.6
$24.4
$28.5
$26.3
$29.6
$24.7
$32.1
$44.2
$40.6
3Q19
4Q19
1Q20
2Q20
3Q20

ACL / Non-performing Loans (NPLs)


ACL / NPLs
ACL
149%
142%
145%
130%
141%
$67.3
$61.7
$82.1
$94.6
$94.1
3Q19
4Q19
1Q20
2Q20
3Q20

BANC OF CALIFORNIA
Third Quarter 2020 | 27

ALLOWANCE FOR CREDIT LOSSES



($ in millions)
$100.0
$95.0
$90.0
$85.0
$80.0
$75.0
$70.0
$94.6
1.68%(1)(2)
$0.9
($1.6)
$1.2
($1.0)
$94.1
1.66%(1)(2)
ACL (6/30/20)
Portfolio Changes
Charge-offs (net of Recoveries)
Specific Reserves
Economic Forecast and Other
ACL (9/30/20)

ACL Composition ($ in thousands)	3Q20		2Q20		At CECL Adoption		4Q19	
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Commercial real estate	$ 19,373	2.34%	$ 17,372	2.11%	$ 10,788	1.32%	$ 5,941	0.73%
Multifamily	25,559	1.73%	25,105	1.75%	13,214	0.88%	11,405	0.76%
Construction	6,205	3.14%	6,675	3.13%	4,009	1.73%	3,906	1.69%
Commercial and industrial	26,591	1.68%	26,618	1.85%	23,015	1.36%	22,353	1.32%
SBA	3,557	1.11%	4,184	1.35%	3,508	4.94%	3,120	4.40%
Total commercial loans	81,285	1.84%	79,954	1.90%	54,534	1.27%	46,725	1.08%
Single family residential mortgage	8,976	0.73%	9,665	0.71%	10,066	0.63%	10,486	0.66%
Other consumer	666	1.90%	751	1.91%	658	1.21%	438	0.81%
Total consumer loans	9,642	0.76%	10,416	0.74%	10,724	0.65%	10,924	0.66%
Allowance for loan losses	90,927	1.60%	90,370	1.61%	65,258	1.10%	57,649	0.97%
Reserve for unfunded commitments	3,206	0.06%	4,195	0.07%	2,838	0.05%	4,064	0.07%
Allowance for credit losses	**$ 94,133**	**1.66%**	**$ 94,565**	**1.68%**	**$ 68,096**	**1.14%**	**$ 61,713**	**1.04%**

Note: Allowance for Credit Losses (ACL) includes Reserve for Unfunded Commitments.
(1) Coverage percentage equals ACL to Total Loans.
(2) ACL coverage ratio 8 bps higher at 6/30/20 and 9/30/20 when PPP loans are excluded.

BANC OF CALIFORNIA
Third Quarter 2020 | 28

bancofcal.com DEPOSIT FRANCHISEbancofcal.com DEPOSIT FRANCHISE

RAPIDLY IMPROVING DEPOSIT FRANCHISE

- $59.2 million quarterly increase in noninterest-bearing deposits
- Large percentage of noninterest-bearing and low-cost deposits
- Targeted deposit strategy resulting in lower deposit costs over time
- Spot rate at September 30, 2020 was 39 bps



Average Cost of deposits
Noninterest-bearing
Interest-bearing checking
Money Market & Savings
Brokered CDs
CDs
Spot Rate 0.39%
1.48%
1.27%
1.11%
0.71%
0.51%
24%
1%
30%
26%
19%
22%
0%
30%
28%
20%
19%
4%
26%
28%
23%
15%
3%
28%
31%
23%
14%
1%
27%
34%
24%
3Q19
4Q19
1Q20
2Q20
3Q20

Category	3Q19	4Q19	1Q20	2Q20	3Q20
$ in millions					
Noninterest-bearing checking	$1,107	$1,089	$1,256	$1,392	$1,451
Interest-bearing checking	1,503	1,534	1,572	1,847	2,045
Demand deposits	2,611	2,622	2,828	3,238	3,496
Savings	1,042	885	878	939	946
Money Market	696	715	576	766	690
Non-maturity deposits	1,738	1,601	1,454	1,705	1,636
CDs	1,367	1,204	1,072	925	821
Brokered CDs	54	-	209	170	80
Total[1]	**$5,770**	**$5,427**	**$5,563**	**$6,037**	**$6,032**

(1) Reflects balance as of period end.

BANC OF CALIFORNIA

Third Quarter 2020 | 30

ALL BUSINESS UNITS SHOWING SOLID DEPOSIT GROWTH Period end balances ($ in millions) +34% $3,496 $3,238 $924 $2,828 $904 $2,622 $2,611 $770 $758 $775 $2,128 $1,908 $1,580 $1,545 $1,500 $457 $399 $416 $302 $296 $33 $24 $22 $27 $28 3Q19 4Q19 1Q20 2Q20 3Q20 Community & Business Banking Commercial Real Estate & Banking Private & Specialty Banking Other Third Quarter 2020 | 31ALL BUSINESS UNITS SHOWING SOLID DEPOSIT GROWTH Period end balances ($ in millions) +34% $3,496 $3,238 $924 $2,828 $904 $2,622 $2,611 $770 $758 $775 $2,128 $1,908 $1,580 $1,545 $1,500 $457 $399 $416 $302 $296 $33 $24 $22 $27 $28 3Q19 4Q19 1Q20 2Q20 3Q20 Community & Business Banking Commercial Real Estate & Banking Private & Specialty Banking Other Third Quarter 2020 | 31

CAPITAL, ASSET-LIABILITY MANAGEMENT, INTEREST RATE MANAGEMENT AND bancofcal.com LIQUIDITYCAPITAL, ASSET-LIABILITY MANAGEMENT, INTEREST RATE MANAGEMENT AND bancofcal.com LIQUIDITY

STRONG CAPITAL AND LIQUIDITY

Consolidated Capital Ratios



15.90%
16.16%
16.35%
16.24%
14.37%
14.83%
14.91%
15.10%
14.98%
13.32%
11.56%
11.58%
11.68%
11.64%
10.34%
10.89%
11.20%
10.56%
10.83%
9.84%
8.68%
8.43%
7.80%
7.96%
8.04%
3Q19
4Q19
1Q20
2Q20
3Q20
TCE / TA(1)
Tier 1 Leverage Ratio
Common Equity Tier 1 Ratio
Tier 1 Risk-based Capital Ratio
Total Risk-based Capital Ratio

Liquidity Sources

Type	Amount
$ in Millions	
Cash and Cash Equivalents (A)	$292.5
Secondary Liquidity:	
Secured FHLB Borrowing Capacity	890.0
Secured Federal Reserve Borrowing Capacity	427.7
Unsecured Lines of Credit	185.0
Total Secondary Liquidity (B)	**1,502.7**
Available PPPLF from Federal Reserve Bank (C)	**259.9**
Total Liquidity (A + B + C)	**$2,055.1**

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.

BANC OF CALIFORNIA

Third Quarter 2020 | 33

PRO FORMA CAPITAL RATIOS Standalone Pro Forma for $75 million 17.57% (1) subordinated debt raise 16.24% 14.98% 14.98% 11.64% 11.64% 10.83% 10.72% 8.43% 8.35% (2) TCE / TA Tier 1 Leverage CET1 Ratio Tier 1 Capital Total Risk-based Ratio Ratio Capital Ratio (1) Assumes $75 million subordinated debt raise, net of issuance costs, and 0% risk-weighting for illustrative purposes. (2) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation. Third Quarter 2020 | 34PRO FORMA CAPITAL RATIOS Standalone Pro Forma for $75 million 17.57% (1) subordinated debt raise 16.24% 14.98% 14.98% 11.64% 11.64% 10.83% 10.72% 8.43% 8.35% (2) TCE / TA Tier 1 Leverage CET1 Ratio Tier 1 Capital Total Risk-based Ratio Ratio Capital Ratio (1) Assumes $75 million subordinated debt raise, net of issuance costs, and 0% risk-weighting for illustrative purposes. (2) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation. Third Quarter 2020 | 34

SECURITIES PORTFOLIO

Securities Portfolio Detail[1]

Security Type		Fair Value 2Q20		Fair Value 3Q20		QoQ Change	Duration 3Q20
Gov't & Agency (MBS, CMO, & SBA)	$	307	$	344	$	37	7.41
CLOs		668		686		18	0.07
Municipal		57		69		12	7.69
Corporate Securities		144		147		3	7.44
Total Securities	**$**	**1,176**	**$**	**1,246**	**$**	**70**	**3.28**

- The quarter over quarter change is due to $48.5 million in purchases and lower unrealized net losses of $23.9 million. The fair value improved to an unrealized net gain of $1.8 million as of 3Q20 from an unrealized net loss of $22.1 million as of 2Q20. The CLOs included an unrealized loss of $17.7 million as of 3Q20, down from $35.5 million as of 2Q20.

Portfolio Profile[1]

Credit Rating



BBB
12%
AAA
32%
AA
56%

Composition



Munis
6%
Corporates
12%
Gov't & AGC
26%
CLO
55%

Portfolio Average Balances & Yields



$1,105
$834
$953
$1,064
$1,191
3.60%
3.72%
3.30%
2.95%
2.26%
3Q19
4Q19
1Q20
2Q20
3Q20
Average Balance ($ in millions)
Yield

BANC OF CALIFORNIA

(1) Dollars in millions. Values that are greater than $0.0 million (or 0.0%) but less than $0.5 million (or 0.5%) are not shown.

Third Quarter 2020 | 35

CLO PORTFOLIO HAS DIVERSIFIED EXPOSURE
CREDIT ENHANCEMENT PROVIDES SIGNIFICANT PRINCIPAL PROTECTION

CLO Industry Breakdown

$686 million at September 30, 2020
(net of $17.7 million unrealized loss)



Healthcare & Pharmaceuticals 13%
High Tech Industries 10%
Services - Business 9%
FIRE - Banking, Finance, Insurance & Real Estate 7%
Hotel, Gaming & Leisure 5%
Telecommunications 5%
Beverage, Food & Tobacco 4%
Services Consumer 4%
Media - Broadcasting & Subscription 4%
Chemicals, Plastics, & Rubber 3%
Retail 3%
Capital Equipment 3%
Automotive 3%
Containers, Packaging & Glass 3%
Construction & Building 3%
Aerospace & Defense 3%
Other 17%

- CLO portfolio has underlying diversified exposure with largest segment in Healthcare & Pharmaceuticals at 13%
- Limited exposure to severely stressed industries
- AA and AAA holdings provide principal protection – exposure to underlying credit losses would require a combination of lifetime defaults (25-35% CDR), loss severity (40-50%), and prepayment assumptions (0-10% CPR)
- Under these assumptions, the underlying securities would need to take losses of approximately 25% before we would anticipate incurring losses on principal
- 3Q20 average CLO Portfolio yield of 2.16%
- Quarterly reset based on 3 Month Libor + 1.64%

BANC OF CALIFORNIA

Third Quarter 2020 | 36

STABLE INTEREST RATE SENSITIVITY PROFILE Change in Economic Value of Equity Change in Net Interest Income 17.4% 7.0% 14.7% 5.7% 10.0% 8.3% 3.5% 2.4% (8.4%) (9.8%) (1.2%) (1.4%) -100 bps +100 bps +200 bps -100 bps +100 bps +200 bps 6/30/2020 9/30/2020 6/30/2020 9/30/2020 Amount Change from Base Case ($000) Amount Change from Base Case ($000) 6/30/2020 9/30/2020 6/30/2020 9/30/2020 +200 bps $196,900 $183,248 +200 bps $14,467 $12,711 +100 bps $113,620 $104,061 +100 bps $7,334 $5,454 -100 bps ($111,261) ($104,890) -100 bps ($2,817) ($2,829) Third Quarter 2020 | 37STABLE INTEREST RATE SENSITIVITY PROFILE Change in Economic Value of Equity Change in Net Interest Income 17.4% 7.0% 14.7% 5.7% 10.0% 8.3% 3.5% 2.4% (8.4%) (9.8%) (1.2%) (1.4%) -100 bps +100 bps +200 bps -100 bps +100 bps +200 bps 6/30/2020 9/30/2020 6/30/2020 9/30/2020 Amount Change from Base Case ($000) Amount Change from Base Case ($000) 6/30/2020 9/30/2020 6/30/2020 9/30/2020 +200 bps $196,900 $183,248 +200 bps $14,467 $12,711 +100 bps $113,620 $104,061 +100 bps $7,334 $5,454 -100 bps ($111,261) ($104,890) -100 bps ($2,817) ($2,829) Third Quarter 2020 | 37

bancofcal.com APPENDIXbancofcal.com APPENDIX

RATINGS PROFILE

Entity	Type	Rating[1]	Outlook	Action
Banc of California, Inc.				
	Senior Unsecured Debt	BBB	Stable	Affirmed
	Subordinated Debt	BBB-	Stable	Affirmed
	Short-Term Debt	K3	N/A	Affirmed
Banc of California, National Association				
	Deposit	BBB+	Stable	Affirmed
	Senior Unsecured Debt	BBB+	Stable	Affirmed
	Subordinated Debt	BBB	Stable	Affirmed
	Short-Term Deposit	K2	N/A	Affirmed
	Short-Term Debt	K2	N/A	Affirmed

BANC OF CALIFORNIA

Source: Kroll Bond Rating Agency.

(1) Kroll Ratings Scale: https://www.krollbondratings.com/ratings/methodologies/rating-scales. A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings, and accordingly, each rating should be evaluated independently of any other rating.

Third Quarter 2020 | 39

HISTORICAL INTEREST COVERAGE

($ in thousands)	2016	2017	2018	2019	3Q20	Pro Forma[1] 3Q20	
Double Leverage							
Investment in subsidiaries	$1,038,618	$1,146,788	$1,088,658	$994,600	983,321	$1,058,321	
Consolidated equity	980,239	1,012,308	945,534	907,245	874,254	874,254	
Double leverage ratio	106%	113%	115%	110%	112%	121%	
Interest Coverage							
Earnings:							
Income from continuing operations before taxes	$100,489	$26,893	$46,991	$27,978	$18,274	$17,430	
(+) FHLB interest	5,717	12,951	34,995	32,285	3,860	3,860	
(+) Interest on securities sold under repurchase agreements	818	880	1,033	62	2	2	
(+) Interest on other debt and interest-bearing liabilities	12,744	10,755	9,456	9,502	2,385	2,385	
(+) Interest attributable to $75 million subordinated debenture raise[2]	-	-	-	-	-	844	
Earnings available to pay down interest on other borrowings (net of deposit interest expense)	**$119,768**	**$51,479**	**$92,475**	**$69,827**	**$24,521**	**$24,521**	A
(+) Interest on deposits	40,220	60,414	91,236	101,099	7,564	7,564	
Earnings available to pay down interest on deposits and other borrowings	**$159,988**	**$111,893**	**$183,711**	**$170,926**	**$32,085**	**$32,085**	B
Interest Expense:							
FHLB interest	$5,717	$12,951	$34,995	$32,285	$3,860	$3,860	
Interest on securities sold under repurchase agreements	818	880	1,033	62	2	2	
Interest on other debt and interest-bearing liabilities	12,744	10,755	9,456	9,502	2,385	2,385	
Interest attributable to $75 million subordinated debenture raise[2]	-	-	-	-	-	844	
Interest expense on other borrowings (excluding interest on deposits)	**$19,279**	**$24,586**	**$45,484**	**$41,849**	**$6,247**	**$7,091**	C
Interest on deposits	40,220	60,414	91,236	101,099	7,564	7,564	
Interest expense (including interest on deposits)	**$59,499**	**$85,000**	**$136,720**	**$142,948**	**$13,811**	**$14,655**	D
Preferred equity dividends	19,914	20,451	19,504	15,559	3,447	3,447	
Total interest expense (including interest on deposits and preferred dividends)	**$79,413**	**$105,451**	**$156,224**	**$158,507**	**$17,258**	**$18,102**	E
Interest coverage on other borrowings (excluding deposit interest expense) - A / C	**6.2x**	**2.1x**	**2.0x**	**1.7x**	**3.9x**	**3.5x**	
Interest coverage on deposits and other borrowings - B / D	**2.7x**	**1.3x**	**1.3x**	**1.2x**	**2.3x**	**2.2x**	
Interest coverage on deposits, other borrowings, and preferred dividends - B / E	**2.0x**	**1.1x**	**1.2x**	**1.1x**	**1.9x**	**1.8x**	

BANC OF CALIFORNIA

(1) Assumes $75 million subordinated debt raise for illustrative purposes.
(2) Assumes 4.50% coupon rate for illustrative purposes.

Third Quarter 2020 | 40

BANC FAST FACTS

(Dollars in millions[1])	3Q20	2Q20	1Q20	4Q19	3Q19
Total assets	$ 7,738	$ 7,770	$ 7,663	$ 7,828	$ 8,625
Securities available-for-sale	1,246	1,176	969	913	776
Loans receivable	5,678	5,628	5,667	5,952	6,383
Total deposits	6,032	6,037	5,563	5,427	5,770
Net interest income	55.9	55.3	51.9	56.7	58.9
Total noninterest income	4.0	5.5	2.1	4.9	3.2
Total revenue	59.8	60.8	53.9	61.6	62.1
Noninterest expense[3][4]	41.8	72.9	45.0	46.4	44.2
(Gain) loss on investments in alternative energy partnerships	(1.4)	(0.2)	1.9	1.0	(0.9)
Total noninterest expense	40.4	72.8	46.9	47.5	43.2
Pre-tax pre-provision income[5]	19.4	(11.9)	7.0	14.1	18.9
Provision for (reversal of) credit losses	1.1	11.8	15.8	(3.0)	38.6
Net income (loss)	15.9	(18.4)	(6.6)	14.3	(14.1)
Preferred dividend and other adjustments	3.8	3.5	3.1	3.9	8.6
Net income (loss) available to common stockholders	$ 12.1	$ (21.9)	$ (9.7)	$ 10.4	$ (22.7)
Diluted earnings (loss) per common share	$ 0.24	$ (0.44)	$ (0.19)	$ 0.20	$ (0.45)
Return on average assets[2]	0.82%	(0.96%)	(0.35%)	0.71%	(0.64%)
Adjusted efficiency ratio[2][5]	68.30%	119.55%	86.54%	74.51%	70.00%

Preferred Equity	Class / Series	CUSIP	Issue Date	Par Value ($000)	Dividend Rate / Coupon (%)	First Callable Date
Preferred Equity: Non-Cumulative, Perpetual	D	05990K882	4/8/2015	$ 93,270,000	7.375%	6/15/2020
Preferred Equity: Non-Cumulative, Perpetual	E	05990K874	2/8/2016	98,702,000	7.000%	3/15/2021
Total Preferred Equity				**$ 191,972,000**		

(1) All figures from reported operations unless noted; dollars in millions unless noted per share or percentage.
(2) Consolidated operations; Efficiency ratio adjusted for including the pre-tax effect of investments in alternative energy partnerships.
(3) Excluding loss on investments in alternative energy partnerships.
(4) Non-GAAP measure, reconciliation in table above.
(5) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.

BANC OF CALIFORNIA

Third Quarter 2020 | 41

NON-GAAP FINANCIAL INFORMATION This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include noninterest expense to average assets, pre-tax pre-provision income, pre-tax pre-provision return on average assets, noninterest expense from core operations, operating expense from core operations, adjusted pre-tax pre-provision income, adjusted pre-tax pre-provision return on average assets, and diluted earnings per common share from core operations, adjusted for non-core items, each excluding loss on investments in alternative energy partnerships and the latter four measurements adjusted for non-core items. Management believes that these particular measures provide useful supplemental information in understanding our core operating performance. These measures should not be viewed as substitutes for measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 43-47 of this presentation. Non-GAAP measures in this presentation also include tangible equity to tangible assets, tangible common equity to tangible assets, return on average tangible common equity, and adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships. These particular measures are used by management in its analysis of the Company's capital strength and the performance of the Company’s businesses. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of these measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital and financial strength of the Company and the performance of its businesses. These measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 43-47 of this presentation. Third Quarter 2020 | 42NON-GAAP FINANCIAL INFORMATION This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include noninterest expense to average assets, pre-tax pre-provision income, pre-tax pre-provision return on average assets, noninterest expense from core operations, operating expense from core operations, adjusted pre-tax pre-provision income, adjusted pre-tax pre-provision return on average assets, and diluted earnings per common share from core operations, adjusted for non-core items, each excluding loss on investments in alternative energy partnerships and the latter four measurements adjusted for non-core items. Management believes that these particular measures provide useful supplemental information in understanding our core operating performance. These measures should not be viewed as substitutes for measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 43-47 of this presentation. Non-GAAP measures in this presentation also include tangible equity to tangible assets, tangible common equity to tangible assets, return on average tangible common equity, and adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships. These particular measures are used by management in its analysis of the Company's capital strength and the performance of the Company’s businesses. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of these measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital and financial strength of the Company and the performance of its businesses. These measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 43-47 of this presentation. Third Quarter 2020 | 42

NON-GAAP RECONCILIATION

(Dollars in thousands)	3Q20	2Q20	1Q20	4Q19	3Q19
Noninterest expense	$ 40,394	$ 72,770	$ 46,919	$ 47,483	$ 43,240
(Loss) gain on investments in alternative energy partnerships	(1,430)	(167)	1,905	1,039	(940)
Adjusted noninterest expense	41,824	72,937	45,014	46,444	44,180
Net interest income	55,855	55,315	51,861	56,660	58,915
Noninterest income	3,954	5,528	2,061	4,930	3,181
Total revenue	59,809	60,843	53,922	61,590	62,096
Tax credit from investments in alternative energy partnerships	-	-	-	1,689	77
Deferred tax expense on investments in alternative energy partnerships	-	-	-	(177)	(8)
Tax effect on tax credit and deferred tax expense	-	-	-	267	7
Gain (loss) on investments in alternative energy partnerships	1,430	167	(1,905)	(1,039)	940
Total pre-tax adjustments for investments in alternative energy partnerships	1,430	167	(1,905)	740	1,016
Adjusted total revenue	$ 61,239	$ 61,010	$ 52,017	$ 62,330	$ 63,112
Efficiency Ratio	67.54%	119.60%	87.01%	77.10%	69.63%
Adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships	68.30%	119.55%	86.54%	74.51%	70.00%
Effective tax rate utilized for calculating tax effect on tax credit and deferred tax expense	N/A	N/A	N/A	15.00%	9.36%

BANC OF CALIFORNIA

Third Quarter 2020 | 43

NON-GAAP RECONCILIATION (CONT.)

(Dollars in thousands)	3Q20	2Q20	1Q20	4Q19	3Q19
Tangible Common Equity to Tangible Assets Ratio					
Total assets	$ 7,738,106	$ 7,770,138	$ 7,662,607	$ 7,828,410	$ 8,625,337
Less: goodwill	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)
Less: other intangible assets	(2,939)	(3,292)	(3,722)	(4,151)	(4,605)
Tangible assets	$ 7,698,023	$ 7,729,702	$ 7,621,741	$ 7,787,115	$ 8,583,588
Total stockholders' equity	$ 874,254	$ 846,959	$ 835,002	$ 907,245	$ 900,988
Less: goodwill	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)
Less: other intangible assets	(2,939)	(3,292)	(3,722)	(4,151)	(4,605)
Tangible equity	834,171	806,523	794,136	865,950	859,239
Less: preferred stock	(184,878)	(185,037)	(187,687)	(189,825)	(189,825)
Tangible common equity	$ 649,293	$ 621,486	$ 606,449	$ 676,125	$ 669,414
Total stockholders' equity to total assets	11.30%	10.90%	10.90%	11.59%	10.45%
Tangible equity to tangible assets	10.84%	10.43%	10.42%	11.12%	10.01%
Tangible common equity to tangible assets	8.43%	8.04%	7.96%	8.68%	7.80%

BANC OF CALIFORNIA

Third Quarter 2020 | 44

NON-GAAP RECONCILIATION (CONT.)

(Dollars in thousands)	3Q20	2Q20	1Q20	4Q19	3Q19
Return on average tangible common equity					
Average total stockholders' equity	$ 865,406	$ 854,250	$ 916,047	$ 912,749	$ 961,739
Less: Average preferred stock	(184,910)	(185,471)	(189,607)	(189,824)	(213,619)
Less: Average goodwill	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)
Less: Average other intangible assets	(3,172)	(3,574)	(4,003)	(4,441)	(4,935)
Average tangible common equity	$ 640,180	$ 628,061	$ 685,293	$ 681,340	$ 706,041
Net income (loss)	$ 15,913	$ (18,449)	$ (6,593)	$ 14,272	$ (14,132)
Less: Preferred stock dividends and impact of preferred stock redemption	(3,454)	(3,393)	(3,007)	(3,540)	(8,496)
Add: Amortization of intangible assets	353	430	429	454	500
Less: Tax effect on amortization of intangible assets	(74)	(90)	(90)	(95)	(105)
Net (loss) income available to common stockholders	$ 12,738	$ (21,502)	$ (9,261)	$ 11,091	$ (22,233)
Return on average equity	7.32%	(8.69%)	(2.89%)	6.20%	(5.83%)
Return on average tangible common equity	7.92%	(13.77%)	(5.44%)	6.46%	(12.49%)
Statutory tax rate utilized for calculating tax effect on amortization of intangible assets	21.00%	21.00%	21.00%	21.00%	21.00%

BANC OF CALIFORNIA

Third Quarter 2020 | 45

NON-GAAP RECONCILIATION (CONT.)

(Dollars in thousands)	3Q20	2Q20	1Q20	4Q19	3Q19
Adjusted Noninterest Expense					
Total noninterest expense	$ 40,394	$ 72,770	$ 46,919	$ 47,483	$ 43,240
Less: non-core items					
Naming rights termination	-	(26,769)	-	-	-
Debt retirement expense	-	(2,515)	-	-	-
Data processing fees	-	-	-	-	-
Professional fees	(1,172)	(875)	(1,678)	3,557	2,615
Restructuring expense	-	-	-	(1,626)	-
Other expense	-	-	-	-	(131)
Total non-core adjustments	(1,172)	(30,159)	(1,678)	1,931	2,484
Less: gain/(loss) on investments in alternative energy partnerships	1,430	167	(1,905)	(1,039)	940
Total adjustments	258	(29,992)	(3,583)	892	3,424
Adjusted noninterest expense	$ 40,652	$ 42,778	$ 43,336	$ 48,375	$ 46,664
Average assets	$ 7,687,105	$ 7,740,206	$ 7,562,942	$ 7,954,591	$ 8,695,638
Noninterest expense / Average assets	2.09%	3.78%	2.50%	2.37%	1.97%
Adjusted noninterest expense / Average assets	2.10%	2.22%	2.30%	2.41%	2.13%

BANC OF CALIFORNIA

Third Quarter 2020 | 46

NON-GAAP RECONCILIATION (CONT.)

(Dollars in thousands)	3Q20	2Q20	1Q20	4Q19	3Q19
Net interest income	$ 55,855	$ 55,315	$ 51,861	$ 56,660	$ 58,915
Noninterest income	3,954	5,528	2,061	4,930	3,181
Total revenue	59,809	60,843	53,922	61,590	62,096
Noninterest expense	40,394	72,770	46,919	47,483	43,240
Pre-tax pre-provision income	19,415	(11,927)	7,003	14,107	18,856
Net interest income	55,855	55,315	51,861	56,660	58,915
Noninterest income	3,954	5,528	2,061	4,930	3,181
Adjustments for non-core items - noninterest income	(296)	(2,036)	1,586	(33)	5,778
Adjusted noninterest income	3,658	3,492	3,647	4,897	8,959
Total revenue	59,513	58,807	55,508	61,557	67,874
Noninterest expense	40,394	72,770	46,919	47,483	43,240
Total noninterest expense adjustments	258	(29,992)	(3,583)	892	3,424
Adjusted noninterest expense	40,652	42,778	43,336	48,375	46,664
Adjusted pre-tax pre-provision income	$ 18,861	$ 16,029	$ 12,172	$ 13,182	$ 21,210
Average Assets	$7,687,105	$7,740,206	$7,562,942	$7,954,591	$8,695,638
Pre-tax pre-provision ROAA	1.00%	(0.62%)	0.37%	0.70%	0.86%
Adjusted pre-tax pre-provision ROAA	0.98%	0.83%	0.65%	0.66%	0.97%

BANC OF CALIFORNIA

Third Quarter 2020 | 47

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